EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Yearly Report on Form 10-KSB of Effective Profitable Software, Inc. for the year ending December 31, 2005, I, Donald Bratcher, Chief Financial Officer of Effective Profitable Software, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending December 31,2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Effective Profitable Software, Inc.

Date: September 28, 2006

By: /s/ Donald Bratcher
Donald Bratcher Chief Financial Officer